UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

GREENBOX POS LLC

(Exact name of registrant as specified in its charter)

NEVADA	001-3429	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Historic Decatur Rd., Suite 100 San Diego, CA	92106
(Address of principal executive offices)	(Zip Code)

(619) 930-5500

Registrant’s telephone number, including area code

_________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry Into A Material Definitive Agreement

On September 20, 2018, Greenbox POS LLC, a NV corporation (the “Company”) entered into an Agreement with GreenBox POS LLC, a Washington limited liability company that is the controlling shareholder of the Company (the “Seller”), pursuant to which it will be assigned any and all assets related to its blockchain gateway and payment system business, point of sale system business, delivery business, kiosk business (collectively, the “Business”), and all intellectual property thereto owned by the Seller in consideration of assuming any and all liabilities incident to the operation of the Business that have been incurred in the normal course of business (the “Agreement”).

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01     Completion of Acquisition or Disposition of Assets

On September 20, 2018, the Company completed its contemplated assignment of all of the assets owned by the Seller, which is the controlling holder of the Company, to the Company. Such assets, listed on Exhibit A to the Asset Purchase Agreement listed as Exhibit 10.1 hereto are incorporated by reference.

The Company assumed $309,472.61 in liabilities pursuant to the purchase as consideration for the transfer of the Assets. It will fund payments via the revenue from ongoing operations from the assets assigned.

The Company will file financial statements and pro forma financial information pursuant to this transaction in an amendment to this Current Report on Form 8-K within 71 days of the date of this filing.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

10.1 Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GreenBox POS LLC

Date: September 20, 2018	By:	/s/ Ben Errez
Ben Errez
Chairman and Executive Vice President

Date: September 20, 2018	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer